Exhibit 4.6

SHAREHOLDERS AGREEMENT

among

VIMICRO INTERNATIONAL CORPORATION,

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.,

GAP-W INTERNATIONAL, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC,

GAPSTAR, LLC,

GAPCO GMBH & CO. KG

and

THE OTHER SHAREHOLDERS NAMED HEREIN

Dated: October 12, 2004

SCHEDULES

Schedule 1	Major Investors
Schedule 2	Minor Shareholders
Schedule 3	Other Series A Investors
Schedule 4	Additional Series A Investors
Schedule 5	Shareholders not a Party to the Shareholders Agreement

EXHIBITS

Exhibit A	Restated Articles (including the Certificate of Designations)
Exhibit B-1	Acknowledgment and Agreement
Exhibit B-2	Acknowledgment and Agreement
Exhibit B-3	Acknowledgement and Agreement

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT (this “Agreement”) dated October 12, 2004, among Vimicro International Corporation, a company incorporated and existing under the laws of the Cayman Islands (the “Company”), General Atlantic Partners (Bermuda), L.P., a Bermuda limited partnership (“GAP LP”), GAP-W International, LLC, a Delaware limited liability company (“GAP-W”), GAP Coinvestments III, LLC, a Delaware limited partnership (“GAP Coinvestment III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAP Coinvestment IV”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAPCO GmbH & Co. KG, a German limited partnership (“GmbH Coinvestment”), the shareholders listed on Schedule 1 hereto (the “Major Investors”) and the other existing shareholders listed on Schedule 2 hereto (the “Minor Shareholders”) and the shareholders listed on Schedule 3 hereto (the “Other Series A Investors”).

WHEREAS, pursuant to the Share Subscription Agreement, dated October 12, 2004 (the “Share Subscription Agreement”), among the Company, Vimicro (as hereinafter defined), GAP LP, GAP-W, GAP Coinvestment III, GAP Coinvestment IV, GapStar, GmbH Coinvestment and the Other Series A Investors, the Company has agreed to issue and sell to (a) GAP LP, GAP-W, GAP Coinvestment III, GAP Coinvestment IV, GapStar and GmbH Coinvestment an aggregate of 12,517,705 Series A Convertible Preferred Shares, par value US$0.0001 per share, of the Company (the “Series A Preferred Shares”) and (b) the Other Series A Investors an aggregate of 2,699,445 Series A Preferred Shares.

WHEREAS, on a date on or prior to the date forty-five (45) days after the date hereof, the Company may issue and sell to the Additional Series A Investors up to an aggregate of 429,982 Series A Preferred Shares at a price per share equal to the price paid by GAP LP, GAP-W, GAP Coinvestment III, GAP Coinvestment IV, GapStar, GmbH Coinvestment and the Other Series A Investors under the Share Subscription Agreement. Each Additional Series A Investor, if any, shall become a party to this Agreement immediately upon the completion of the purchase of any Series A Preferred Shares under the Additional Placement (as hereinafter defined).

WHEREAS, pursuant to the Reorganization (as hereinafter defined), the Company owns 100% of the equity interest of Vimicro Corporation (“Vimicro”), a wholly-foreign owned enterprise organized and existing under the laws of the People’s Republic of China, and the particulars of Vimicro and its Subsidiaries (as hereinafter defined) are set forth on Schedule 2 to the Share Subscription Agreement.

WHEREAS, pursuant to the transactions contemplated under the Reorganization, the Company will issue and sell to the Subscribers (as defined in the Reorganization Agreement) up to an aggregate of 82,147,440 Ordinary Shares, subject to the terms and conditions of the Reorganization Agreement. Each Subscriber shall become a party to this Agreement immediately upon the completion of the purchase of any Ordinary Shares under the Reorganization (including in connection with the exercise of any warrants issued thereunder).

WHEREAS, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for, among other things, first offer, tag-along, drag-along and preemptive rights, corporate governance rights and obligations and certain other rights under certain conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Additional Placement” means the additional placement by the Company to one or more Additional Series A Investors of up to an aggregate of 429,982 Series A Preferred Shares on a date not later than forty-five (45) days after the date hereof at a price per share equal to the price per share paid by GAP LP, GAP-W, GAP Coinvestment III, GAP Coinvesment IV, GapStar, GmbH Coinvestment and Other Series A Investors under the Share Subscription Agreement.

“Additional Series A Investors” means the one or more “accredited investors” (as defined in Rule 501 under the Securities Act) selected by the Company to subscribe for Series A Preferred Shares pursuant to the Additional Placement and listed on Schedule 4 hereto.

“Additional Series A Shareholders” means the Other Series A Investors and Additional Series A Investors and any Permitted Transferee thereof to whom Shares are transferred in accordance with Section 2.2 of this Agreement, and the term “Additional Series A Shareholder” shall mean any such Person.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Person specified.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Assets” means all assets, rights and privileges of any nature and all goodwill associated therewith, including without limitation all rights in respect of Contractual Obligations, all Intellectual Property and Equipment, but excluding rights in respect of real property.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, the Cayman Islands or the PRC are authorized or required by law or executive order to close.

2

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock (including, without limitation, common stock and preferred stock) and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

“Certificate of Designations” means the Certificate of Designations with respect to the Preferred Shares to be adopted by the Company as Schedule A to the Restated Articles on or before the Closing Date in the form attached hereto as Exhibit A.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Option” has the meaning set forth in Section 3.1(b) of this Agreement.

“Company Option Period” has the meaning set forth in Section 3.1(b) of this Agreement.

“Contract Date” has the meaning set forth in Section 3.1(e) of this Agreement.

“Contractual Obligations” means, as to any Person, any provision of any security or financial instrument issued by such Person or of any agreement, undertaking, contract, license, engagement, lease, indenture, mortgage, deed of trust, purchase order, commitment or other instrument or contractual arrangement to which such Person is a party or by which it or any of its property is bound.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlling Series A Shareholder” means (i) the General Atlantic Shareholders so long as the General Atlantic Shareholders, as a group, own a majority of the outstanding Preferred Shares and (ii) if the General Atlantic Shareholders own less than a majority of the outstanding Preferred Shares, the Shareholder which, together with its Affiliates, owns the largest number of the outstanding Preferred Shares.

“Copyrights” means any copyright registrations and applications for registration thereof in the United States, the PRC or any other jurisdiction, and any non-registered copyrights.

3

“Drag-Along Sellers” has the meaning set forth in Section 3.1(g).

“Equipment” means all the plant and machinery, tools and equipment, vehicles and office furniture, computer equipment and accessories and other tangible Assets.

“Excess New Securities” has the meaning set forth in Section 4.2(a) of this Agreement.

“Excess Offered Securities” has the meaning set forth in Section 3.1(c) of this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuances” has the meaning set forth in Section 4.1 of this Agreement.

“Fair Value” has the meaning set forth in Section 3.2(b) of this Agreement.

“Five Percent Shareholder” means any Person who owns, of record or beneficially, five percent or more of the outstanding voting power of any other Person entitled to vote in the election of directors of such other Person.

“Family Members” has the meaning set forth in Section 2.2 of this Agreement.

“GAP Coinvestment III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestment IV” has the meaning set forth in the preamble to this Agreement.

“GAP LLC” means General Atlantic Partners, LLC, a Delaware limited liability company.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GAP-W” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“General Atlantic Shareholders” means GAP LP, GAP-W, GAP Coinvestment III, GAP Coinvestment IV, GapStar, GmbH Coinvestment, any Subsequent General Atlantic Purchaser and any Permitted Transferee thereof to whom Shares are transferred in accordance with Section 2.2 of this Agreement, and the term “General Atlantic Shareholder” shall mean any such Person.

4

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Intellectual Property” means, collectively, Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights.

“Internet Assets” means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“Involuntary Transfer” means any transfer, proceeding or action by or in which a Shareholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, (i) any seizure under levy of attachment or execution, (ii) any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, as amended, or similar laws or regulations of any jurisdiction) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and (iv) any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

“Involuntary Transferee” has the meaning set forth in Section 3.2(a) of this Agreement.

“IPO Effectiveness Date” means the date upon which the Company closes its Qualified Initial Public Offering.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

“Liquidation” shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Company.

5

“Lock-up Agreement” has the meaning set forth in Section 2.5 of this Agreement.

“Lock-up Period” has the meaning set forth in Section 2.5 of this Agreement.

“Major Investors” has the meaning set forth in the preamble to this Agreement.

“Major Shareholders” means the Major Investors and any Permitted Transferee thereof to whom Shares are transferred in accordance with Section 2.2 of this Agreement, and the term “Major Shareholder” means any such Person.

“Minor Shareholders” has the meaning set forth in the preamble to this Agreement.

“New Issuance Notice” has the meaning set forth in Section 4.1 of this Agreement.

“New Securities” has the meaning set forth in Section 4.1 of this Agreement.

“Offer Price” has the meaning set forth in Section 3.1(a) of this Agreement.

“Offered Securities” has the meaning set forth in Section 3.1(a) of this Agreement.

“Offering Notice” has the meaning set forth in Section 3.1(a) of this Agreement.

“Ordinary Shares” means the Ordinary Shares, par value US$0.0001 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other ordinary shares of the Company.

“Ordinary Share Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Ordinary Shares, including, without limitation the Preferred Shares, and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or any Ordinary Share Equivalent.

“Other Shareholder” means (a) any transferee of a General Atlantic Shareholder, an Additional Series A Shareholder, a Major Shareholder or a Minor Shareholder (in each case, other than a Permitted Transferee thereof), who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 or to whom Shares have been transferred in accordance with Section 3.1(e) and (b) any Person other than a General Atlantic Shareholder, an Additional Series A Shareholder, a Major Shareholder or a Minor Shareholder who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a).

6

“Patents” means any patents and patent applications issued by or made in the PRC, the United States or any other jurisdiction, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“Permitted Transferee” has the meaning set forth in Section 2.2 of this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“PRC” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region.

“Preemptive Rightholder(s)” has the meaning set forth in Section 4.1 of this Agreement.

“Preferred Shares” means the Series A Preferred Shares.

“Proportionate Percentage” has the meaning set forth in Section 4.2(a) of this Agreement.

“Proposed Price” has the meaning set forth in Section 4.1 of this Agreement.

“Qualified Initial Public Offering” means the first bona fide firm commitment underwritten public offering of Ordinary Shares resulting in (i) net proceeds (after underwriting discounts and commissions) to the Company of at least US$30 million and (ii) a public offering price per share (prior to underwriter commissions and expenses) that is not less than US$1.60, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the Ordinary Shares are listed on The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange outside of the PRC.

“Related Party” means (i) any shareholder of the Company or any Subsidiary, (ii) any director of the Company or any Subsidiary, (iii) any officer of the Company or any Subsidiary, (iv) any Relative of a Five Percent Shareholder, director or officer of the Company or any Subsidiary and (v) any Person in which any director or officer of the Company or any Subsidiary, or in which any Five Percent Shareholder, has any interest, other than a passive shareholding of less than 1% in a publicly listed company.

7

“Relative” of a natural person means any spouse, parent, child, grandparent, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent of such person.

“Reorganization” means the reorganization of the Company and Vimicro pursuant to the transactions contemplated under the Reorganization Agreement.

“Reorganization Agreement” means the Reorganization and Subscription Agreement dated as of March 17, 2004 by and among the Company and the other parties named therein.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Restated Articles” means, collectively, the Amended and Restated Memorandum and Articles of Association of the Company (which, for the avoidance of doubt, shall include the Certificate of Designations) as in effect on the date hereof, copies of which are attached hereto as Exhibit A.

“Rightholder(s)” has the respective meanings set forth in Sections 3.1(c) and 3.2(a) of this Agreement.

“Rightholder Option Period” has the meaning set forth in Section 3.1(c) of this Agreement.

“Sale Transaction” shall mean (a) (i) the merger or consolidation of the Company into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the shareholders of the Company prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Company if, after such sale, conveyance, exchange or transfer, the shareholders of the Company prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Company or (ii) all or substantially all of the assets of the Company.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Shareholder” has the meaning set forth in Section 3.1(a) of this Agreement.

8

“Series A Director” has the meaning set forth in Section 6.3(b) of this Agreement.

“Series A Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Shanghai Micro” means Shanghai Pudong Micro-electronics Development Corporation.

“Share Option Plan” means the employee share option plan of the Company pursuant to which restricted stock and options to purchase Ordinary Shares are reserved and available for grant to officers, directors and employees of the Company or any of its wholly-owned Subsidiaries (which shall include for the purposes of this definition, Vimicro Electronics International Limited).

“Share Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Shareholders” means (a) the General Atlantic Shareholders, the Additional Series A Shareholders, the Major Shareholders, the Minor Shareholders, the Other Shareholders and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) any Person who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a), and the term “Shareholder” shall mean any such Person.

“Shareholders Meeting” has the meaning set forth in Section 6.1 of this Agreement.

“Shares” means, with respect to each Shareholder, Ordinary Shares and Preferred Shares, whether now owned or hereafter acquired, and any other Ordinary Share Equivalents owned thereby; provided, however, for the purposes of any computation of the number of Shares pursuant to Sections 2, 3, 4.1, 4.2, 6 and 8.4, all outstanding Ordinary Share Equivalents shall be deemed converted, exercised or exchanged as applicable and the Ordinary Shares issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

“Shenzhen HIT” means Shenzhen HIT Information Technology.

“Software” means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company’s or any Subsidiaries’ pricing models, formulae and algorithms.

“Subject Purchaser” has the meaning set forth in Section 4.1 of this Agreement.

9

“Subsequent General Atlantic Purchaser” means any Affiliate of GAP LLC that, after the date hereof, acquires Shares.

“Subsidiaries” means, as of the relevant date of determination, (a) with respect to any Person, any other Person of which more than 50% of the voting power of the outstanding voting securities or more than 50% of the outstanding economic equity interest or ownership is held, directly or indirectly, by such Person and (b) with respect to Company and Vimicro, any other Person of which actual or de facto control is held, directly or indirectly, by the Company or Vimicro. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company and/or Vimicro.

“Subsidiary Equivalents” means any security or obligation which is by its terms convertible or exchangeable into shares of Capital Stock of any Subsidiary or another Subsidiary Equivalent, and any option, warrant or other subscription or purchase right with respect to such Capital Stock.

“Tag-Along Rightholder” has the meaning set forth in Section 3.1(f)(i) of this Agreement.

“Third Party Purchaser” has the meaning set forth in Section 3.1(a) of this Agreement.

“Trade Secrets” means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto, in each case, the value of which is contingent upon the maintenance of confidentiality thereof.

“Trademarks” means any trademarks, service marks, trade names or product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

“Transfer” has the meaning set forth in Section 2.1 of this Agreement.

“Transferred Shares” has the meaning set forth in Section 3.2(a) of this Agreement.

“Vimicro” has the meaning set forth in the recitals to this Agreement.

“Written Consent” has the meaning set forth in Section 6.1 of this Agreement.

2. Restrictions on Transfer of Shares.

2.1 Limitation on Transfer. No Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “transfer”) any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement, including, without limitation, Section 2.4. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio. Any such transfer not made in accordance with this Agreement shall not be recorded in the books of the Company and shall not be recognized by the Company.

10

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2.1, 2.3 and 2.4, at any time, (a) each of the Additional Series A Shareholders and the Major Shareholders who is an individual may transfer all or a portion of his or its Shares to or among (i) a member of such Additional Series A Shareholder’s or Major Shareholder’s immediate family, which shall include his spouse, parents, siblings, children or grandchildren (“Family Members”) or (ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Additional Series A Shareholder or Major Shareholder or one or more Family Members of such Additional Series A Shareholder or Major Shareholder; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Shares, no Person other than such Additional Series A Shareholder or Major Shareholder or one or more Family Members of such Additional Series A Shareholder or Major Shareholder may be or may become beneficiaries, shareholders, limited or general partners or members thereof and (b) (i) each of the General Atlantic Shareholders and Additional Series A Shareholders who are not individuals may transfer all or a portion of its Shares to any of its Affiliates and (ii) GapStar may pledge and grant a security interest in all or any portion of its Shares to a financial institution to secure certain obligations to such financial institution (the Persons referred to in the preceding clauses (a) and (b) are each referred to hereinafter as a “Permitted Transferee”). A Permitted Transferee of Shares pursuant to this Section 2.2 may transfer its Shares pursuant to this Section 2.2 only to the transferor Shareholder or to a Person that is a Permitted Transferee of such transferor Shareholder. No Shareholder shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee, and any transfer or attempted transfer in violation of this covenant shall be null and void ab initio.

2.3 Permitted Transfer Procedures. If any Shareholder wishes to transfer Shares (other than a pledge by GapStar) to a Permitted Transferee under Section 2.2 such Shareholder shall give notice to the Company of its intention to make such a transfer not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Shareholder, and the number of Shares proposed to be transferred to such Permitted Transferee.

2.4 Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Section 2 or Section 3 unless (a) the transferee (other than a financial institution in the case of a pledge by GapStar) has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit B-1, (b) the transfer complies in all respects with the applicable provisions of this Agreement and (c) the transfer complies in all respects with applicable foreign, federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company, an opinion of counsel to such transferring Shareholder shall be supplied to the Company, at such transferring Shareholder’s expense, to the effect that such transfer complies with the applicable federal and state securities laws. Upon becoming a party to this Agreement, (i) the Permitted Transferee of a Major Shareholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Major Shareholder hereunder with respect to the Shares transferred to such Permitted Transferee, (ii) the Permitted Transferee of a General Atlantic Shareholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, a General Atlantic Shareholder hereunder with respect to the Shares transferred to such Permitted Transferee, (iii) the Permitted Transferee of an Additional Series A Shareholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Additional Series A Shareholder hereunder with respect to the Shares transferred to such Permitted Transferee, (iv) an Other Shareholder shall be subject to the same obligations as, but none of the rights of, the transferring Major Shareholder, Minor Shareholder, Additional Series A Shareholder or General Atlantic Shareholder, as the case may be, and (v) the transferee of an Other Shareholder shall be substituted for, and shall be subject to the same obligations as, the transferring Other Shareholder hereunder with respect to the Shares transferred to such transferee.

11

2.5 Market Stand-off. If reasonably requested by the lead underwriter of a Qualified Initial Public Offering, each Shareholder shall enter into a lock-up agreement (the “Lock-up Agreement”), pursuant to which such Shareholder shall agree to not, without the prior written consent of such lead underwriter, for a period of not less than one hundred and eighty (180) days and not more than three hundred and sixty five (365) days, in each case beginning from the date of the Qualified Initial Public Offering (the “Lock-up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares held immediately prior to the effectiveness of a registration statement governing such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise; provided that, nothing in this Section 2.5 shall prevent (i) a General Atlantic Shareholder from Transferring any Shares to an Affiliate so long as such Affiliate enters into an agreement with the lead underwriter substantially in the form of the Lock-up Agreement and (ii) GapStar from pledging and granting a security interest in all or any portion of its Shares to a financial institution to secure certain obligations to such financial institution. The foregoing provisions of this Section 2.5 shall (a) not apply to the sale of any Ordinary Shares to the underwriters pursuant to an underwriting agreement and as part of the Qualified Initial Public Offering and (b) only apply to the Shareholders if each officer and director of the Company and each shareholder of the Company holding Ordinary Shares representing a number of Ordinary Shares equal to or greater than 2.5% of the Ordinary Shares outstanding immediately prior to the Qualified Initial Public Offering (on a non-diluted basis but assuming the conversion of all the outstanding Series A Preferred Shares) enter into an identical Lock-up Agreement.

12

3. Right of First Offer, Tag-Along Rights and Drag-Along Rights.

3.1 Proposed Voluntary Transfers.

(a) Offering Notice. Subject to Section 2, if any Shareholder (a “Selling Shareholder”) wishes to transfer all or any portion of its or his Shares to any Person (other than to a Permitted Transferee) (a “Third Party Purchaser”), such Selling Shareholder shall offer such Shares first to the Company, by sending written notice (an “Offering Notice”) to the Company, which shall state (a) the number of Shares proposed to be transferred (the “Offered Securities”); (b) the proposed purchase price per Share for the Offered Securities (the “Offer Price”); and (c) the terms and conditions of such sale. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired. The Company shall promptly deliver a copy of the Offering Notice to each of the General Atlantic Shareholders and the Major Shareholders.

(b) Company Option; Exercise. For a period of thirty (30) days after the giving of the Offering Notice pursuant to Section 3.1(a) (the “Company Option Period”), the Company shall have the right (the “Company Option”) but not the obligation to purchase any or all of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. The right of the Company to purchase any or all of the Offered Securities under this Section 3.1(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Shareholder, with a copy to the General Atlantic Shareholders, which notice shall state the number of Offered Securities proposed to be purchased by the Company. The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company Option, provided that the Company may waive its rights under this Section 3.1(b) prior to the expiration of the Company Option Period by giving written notice to the Selling Shareholder, with a copy to the General Atlantic Shareholders.

(c) Rightholder Option; Exercise.

(i) If the Company does not elect to purchase all of the Offered Securities prior to the expiration of the Company Option Period, then for a period of thirty (30) days after the earlier to occur of (a) the expiration of the Company Option Period and (b) the date upon which the Selling Shareholder shall have received written notice from the Company of its exercise of the Company Option pursuant to Section 3.1(b) or its waiver thereof (the “Rightholder Option Period”), each of the General Atlantic Shareholders and the Major Shareholders (who, in each case, is not a Selling Shareholder) (for the purpose of Section 3.1, each, a “Rightholder” and collectively, the “Rightholders”) shall have the right to purchase all, but not less than all, of the remaining Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. Each Rightholder shall have the right to purchase that percentage of the Offered Securities determined by dividing (i) the total number of Shares then owned by such Rightholder by (ii) the total number of Shares then owned by all such Rightholders. If any Rightholder does not fully subscribe for the number or amount of Offered Securities it is entitled to purchase, then each other participating Rightholder shall have the right to purchase that percentage of the Offered Securities not so subscribed for (for the purposes of this Section 3.1(c), the “Excess Offered Securities”) determined by dividing (x) the total number of Shares then owned by such fully participating Rightholder by (y) the total number of Shares then owned by all fully participating Rightholders who elected to purchase Offered Securities. The procedure described in the preceding sentence shall be repeated until there are no remaining Excess Offered Securities. If the Company and/or the Rightholders do not purchase all of the Offered Securities pursuant to Section 3.1(b) and/or this Section 3.1(c), then the Selling Shareholder may, subject to Section 3.1(f), sell the Offered Securities to a Third Party Purchaser in accordance with Section 3.1(e). Any of the General Atlantic Shareholders may assign to any of its Affiliates all or any portion of its rights as a Rightholder pursuant to this Section 3(c)(i).

13

(ii) The right of each Rightholder to purchase all of the remaining Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Rightholder Option Period, to the Selling Shareholder with a copy to the Company. Each such notice shall state (a) the number of Shares held by such Rightholder and (b) the number of Shares that such Rightholder is willing to purchase pursuant to this Section 3.1(c). The failure of a Rightholder to respond within the Rightholder Option Period to the Selling Shareholder shall be deemed to be a waiver of such Rightholder’s rights under subsection (i) above, provided that each Rightholder may waive its rights under subsection (ii) above prior to the expiration of the Rightholder Option Period by giving written notice to the Selling Shareholder, with a copy to the Company.

(d) Closing. The closing of the purchases of Offered Securities subscribed for by the Company under Section 3.1(b) and/or the Rightholders under Section 3.1(c) shall be held at the executive office of the Company at 11:00 a.m., local time, on the 75th day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Shareholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Shareholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. The Company and/or each Rightholder, as the case may be, purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it or him. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

14

(e) Sale to a Third Party Purchaser. Unless the Company and/or the Rightholders elect to purchase all, but not less than all, of the Offered Securities under Sections 3.1(b) and 3.1(c), the Selling Shareholder may, subject to Section 3.1(f), sell all, but not less than all, the Offered Securities to a Third Party Purchaser on the terms and conditions set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within sixty (60) days after the earlier to occur of (i) the waiver by the Company and all of the Rightholders of their options to purchase the Offered Securities and (ii) the expiration of the Rightholder Option Period (the “Contract Date”); and provided further, that such sale shall not be consummated unless and until (x) such Third Party Purchaser shall represent in writing to the Company and each Rightholder that it is aware of the rights and obligations of the Company and the Shareholders contained in this Agreement and (y) prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof in accordance with Section 2.4 hereof. If such sale is not consummated within thirty (30) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Shareholder without again offering the same to the Company and the Rightholders in accordance with this Section 3.1.

(f) Tag-Along Rights.

(i) If a Shareholder is transferring Offered Securities to a Third Party Purchaser pursuant to Section 3.1(e), then each of the General Atlantic Shareholders, the Additional Series A Shareholders and the Major Shareholders (other than the Selling Shareholder) (each, a “Tag-Along Rightholder”) shall have the right to sell to such Third Party Purchaser, upon the terms set forth in the Offering Notice, that number of Shares held by such Tag-Along Rightholder equal to that percentage of the Offered Securities determined by dividing (i) the total number of Shares then owned by such Tag-Along Rightholder by (ii) the sum of (x) the total number of Shares then owned by all such Tag-Along Rightholders exercising their rights pursuant to this Section 3.1(f) and (y) the total number of Shares then owned by the Selling Shareholder. The Selling Shareholder and the Tag-Along Rightholder(s) exercising their rights pursuant to this Section 3.1(f) shall effect the sale of the Offered Securities and such Tag-Along Rightholder(s) shall sell the number of Offered Securities required to be sold by such Tag-Along Rightholder(s) pursuant to this Section 3.1(f)(i), and the number of Offered Securities to be sold to such Third Party Purchaser by the Selling Shareholder shall be reduced accordingly.

15

(ii) The Selling Shareholder shall give notice to each Tag-Along Rightholder of each proposed sale by it of Offered Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.1(f), at least fifteen (15) days prior to the proposed consummation of such sale, setting forth the name of such Selling Shareholder, the number of Offered Securities, the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and any other material terms and conditions of payment offered by such Third Party Purchaser, the percentage of Shares that such Tag-Along Rightholder may sell to such Third Party Purchaser (determined in accordance with Section 3.1(f)(i)), and a representation that such Third Party Purchaser has been informed of the “tag-along” rights provided for in this Section 3.1(f) and has agreed to purchase Shares in accordance with the terms hereof. The tag-along rights provided by this Section 3.1(f) must be exercised by any Tag-Along Rightholder wishing to sell its Shares within ten (10) days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Selling Shareholder indicating such Tag-Along Rightholder’s wish to exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along Rightholder required to be purchased by such Third Party Purchaser) it wishes to sell, provided that any Tag-Along Rightholder may waive its rights under this Section 3.1(f) prior to the expiration of such 10-day period by giving written notice to the Selling Shareholder, with a copy to the Company. The failure of a Tag-Along Rightholder to respond within such 10-day period shall be deemed to be a waiver of such Tag-Along Rightholder’s rights under this Section 3.1(f). If a Third Party Purchaser fails to purchase Shares from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 3.1(f)(ii), then the Selling Shareholder shall not be permitted to consummate the proposed sale of the Offered Securities, and any such attempted sale shall be null and void ab initio.

(iii) The closing of any sale of Shares under this Section 3.1(f) shall take place at the same time and place as the closing of the sale of Shares by the Selling Shareholder to the Third Party Purchaser pursuant to Section 3.1(e) or at such other time and place as the parties to the transaction may agree. At such closing, if required by the definitive agreements governing such sale, the Tag-Along Rightholder shall deliver certificates representing the Shares being sold, duly endorsed for transfer, and such Shares shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the Third Party Purchaser) and the Tag-Along Rightholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Shares. At the closing, the Third Party Purchaser or a paying agent (if so provided in the definitive agreements governing such sale) shall deliver to the Tag-Along Rightholder payment in full in immediately available funds for the Shares purchased by the Third Party Purchaser. Notwithstanding anything to the contrary, none of the Tag-Along Rightholders shall be obligated to make any representations, warranties, covenants or indemnities with respect to the business of the Company or any Subsidiary thereof in any document delivered in connection with such transfer. The consideration paid to the Tag-Along Rightholder shall be in the same form, proportion (if the consideration is a combination of both cash and securities) and amount per Share and have the same rights as the consideration paid by the Third Party Purchaser to the Selling Shareholder, unless such sale of Shares is pursuant to a Sale Transaction, in which case, (A) the consideration paid with respect to any Preferred Shares shall be in the form and amount per Share determined and calculated based upon the rights and preferences of the Preferred Shares in the event of a Sale Transaction as set forth in the Restated Articles, and nothing in this Agreement shall in any way limit or derogate from the rights and preferences of the Preferred Shares in connection with a Sale Transaction and (B) as a result of rights and preferences of the Preferred Shares in the event of a Sale Transaction as set forth in the Restated Articles, the consideration paid with respect to the Preferred Shares may have rights superior to the rights of the consideration paid by the Third Party Purchaser with respect to other Capital Stock of the Company.

16

(g) Drag-Along Rights.

(i) In the event that (x) the Company receives a bona fide written offer from a Person to consummate a Sale Transaction (the “Drag Transaction”) and (y) such Drag Transaction is approved by both (A) a resolution or written consent of the holders of a majority of the Ordinary Shares and (B) a resolution or written consent of the holders of a majority of the Series A Preferred Shares, then the Company shall send written notice to the Shareholders (the “Drag-Along Sellers”) notifying them they will be required to sell all (but not less than all) of their Shares in such Drag Transaction on the terms and conditions thereof. Each Drag-Along Seller shall be obligated to (i) sell all of its Shares in the Drag Transaction on the terms and conditions thereof and (ii) otherwise take all necessary action to cause the consummation of such Drag Transaction, including voting its Shares in favor of such Drag Transaction at any regular or special meeting of the shareholders of the Company or in any written consent in lieu of such meeting and not exercising any appraisal or dissenting rights in connection therewith, and executing documents that are reasonable and appropriate in connection with the consummation of the Drag Transaction as may reasonably be requested by the Company.

(ii) At the closing of the Drag Transaction, (x) if required by the definitive agreements governing such Drag Transaction, the Shareholders shall deliver certificates representing the Shares being sold, duly endorsed for transfer, and such Shares shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Shareholders shall so represent and warrant, and shall further represent and warrant that they are the sole beneficial and record owner of such Shares, (y) the purchaser in such Drag Transaction or a paying agent (if so provided in the definitive agreements governing such Drag Transaction) shall deliver to the Shareholders the consideration for the Shares purchased by it and (z) the parties to the Drag Transaction shall execute such additional documents as are otherwise reasonably necessary or appropriate; provided, however, that, notwithstanding anything to the contrary in this Agreement, none of the Shareholders shall be obligated to make any representations, warranties, covenants or indemnities with respect to the business of the Company or any Subsidiary thereof in any document delivered in connection with such Drag Transaction, except that to the extent that the purchaser in such Drag Transaction requires, as a condition to such Drag Transaction, that a portion of the purchase price paid in such Drag Transaction be placed in escrow to secure the Company’s or the Shareholder’s obligations arising from a breach of its representations and warranties in the definitive agreement governing such Drag Transaction, the Shareholders shall participate in such escrow on a pro rata basis calculated based upon the amount of the purchase price paid to each such Shareholder.

17

(iii) Notwithstanding anything in this Section 3.3(g) or anything to the contrary set forth in this Agreement, the form and amount of consideration payable with respect to the Preferred Shares in any Drag Transaction shall be determined and calculated based upon the rights and preferences of the Preferred Shares as set forth in the Restated Articles and nothing in this Agreement shall in any way limit or derogate from the rights and preferences of the Preferred Shares in connection with a Sale Transaction.

3.2 Involuntary Transfers.

(a) Rights of First Offer upon Involuntary Transfer. If an Involuntary Transfer of any Shares (the “Transferred Shares”) owned by any Shareholder shall occur, then the Company and the General Atlantic Shareholders (unless such Shareholder is the Shareholder transferring the Transferred Shares) (for the purpose of Section 3.2, each, a “Rightholder” and collectively, the “Rightholders”) shall have the same rights as specified in Sections 3.1(b) and 3.1(c), respectively, with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Shareholder and shall be governed by Section 3.1 except that (i) the time periods shall run from the date of receipt by the Company of actual notice of the Involuntary Transfer (and the Company shall immediately give notice to the Rightholders of the date of receipt of such notice), (ii) such rights shall be exercised by notice to the transferee of such Transferred Shares (the “Involuntary Transferee”) rather than to the Shareholder who suffered or will suffer the Involuntary Transfer and (iii) the purchase price per Transferred Share shall be agreed upon by the Involuntary Transferee and the Company and/or the purchasing Rightholders purchasing a majority of the Transferred Shares, as the case may be; provided, however, that if such parties fail to agree as to such purchase price, the purchase price shall be the Fair Value thereof as determined in accordance with Section 3.2(b).

(b) Fair Value. If the parties fail to agree upon the purchase price of the Transferred Shares in accordance with Section 3.2(a) hereof, then the Company or the Rightholders, as the case may be, shall purchase the Transferred Shares at a purchase price equal to the Fair Value thereof. The Fair Value of the Transferred Shares shall be determined by a panel of three independent appraisers, which shall be internationally recognized investment banking firms or internationally recognized experts experienced in the valuation of corporations engaged in the business conducted by the Company. Within five (5) Business Days after the date the applicable parties determine that they cannot agree as to the purchase price, the Involuntary Transferee and the Board of Directors (in the case of a purchase by the Company), or the purchasing Rightholders purchasing a majority of the Transferred Shares being purchased by the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), or the Board of Directors and such purchasing Rightholders jointly (in the case of a purchase by the Company and Rightholders), as the case may be, shall each designate one such appraiser that is willing and able to conduct such determination. If either the Involuntary Transferee or the Board of Directors or the purchasing Rightholders or both, as the case may be, fails to make such designation within such period, then the other party that has made the designation shall have the right to make the designation on its behalf. The two appraisers designated shall, within a period of five (5) Business Days after the designation of the second appraiser, designate a mutually acceptable third appraiser. The three appraisers shall conduct their determination as promptly as practicable, and the Fair Value of the Transferred Shares shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however, that if the determination of two appraisers are equally close to the determination of the third appraiser, then the Fair Value of the Transferred Shares shall be the average of the determination of all three appraisers. Such determination shall be final and binding on the Involuntary Transferee, the Company and the Rightholders. The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it, and the Company or the purchasing Rightholders (if both the Company and the purchasing Rightholders), or the purchasing Rightholders (if the Company is not purchasing any Transferred Shares) for the fees and expenses of the appraiser designated by or on behalf of the Board of Directors or the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), as the case may be. The Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be, shall each share half the fees and expenses of the appraiser designated by the appraisers. For purposes of this Section 3.2(b), the “Fair Value” of the Transferred Shares means the fair market value of such Transferred Shares determined in accordance with this Section 3.2(b) based upon all considerations that the appraisers determine to be relevant. All expenses to be shared by the Company and the purchasing Rightholders, or among the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), shall be shared in proportion to the number of Shares purchased.

18

(c) Closing. The closing of any purchase under this Section 3.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on the earlier to occur of (a) the fifth Business Day after the purchase price per Transferred Share shall have been agreed upon by the Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be, in accordance with Section 3.2(a)(iii), or (b) the fifth Business Day after the determination of the Fair Value of the Transferred Shares in accordance with Section 3.2(b), or at such other time and place as the parties to the transaction may agree. At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.2, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any Liens (other than those arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such Transferred Shares. The Company or each Rightholder, as the case may be, purchasing such Transferred Shares shall deliver at closing payment in full in immediately available funds for such Transferred Shares. At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

19

(d) General. In the event that the provisions of this Section 3.2 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Company and the Rightholders shall have the rights specified in Sections 3.1(b) and 3.1(c), respectively, with respect to any transfer by an Involuntary Transferee of such Shares, and each Rightholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Shareholder for purposes of Section 3.1 of this Agreement and shall be bound by the provisions of Section 3.1 and other related provisions of this Agreement.

4. Future Issuance of Shares; Preemptive Rights.

4.1 Offering Notice. Except for (a) any issuance of restricted stock and options to purchase Ordinary Shares which may be issued pursuant to the Share Option Plan or any broad-based stock option or incentive plan for employees, officers and directors approved by the Board of Directors (which approval shall include the affirmative vote of the Series A Director), (b) any issuance of Capital Stock of the Company: (i) issued in connection with any share dividend, subdivision, combination or reclassification of Capital Stock or (ii) upon exercise, conversion or exchange of any Ordinary Share Equivalent (x) then outstanding or (y) issued in accordance with the terms of this Agreement, (c) up to 82,147,440 Ordinary Shares to be issued in accordance with the terms of the Reorganization Agreement, (d) up to 429,982 Series A Preferred Shares to be issued pursuant to the Additional Placement, (e) any issuance of Ordinary Shares upon the conversion of the Series A Preferred Shares, (f) Capital Stock of the Company issued in consideration of an acquisition, approved by the Board of Directors in accordance with the terms of this Agreement, by the Company or any of its Subsidiaries of another Person or any Assets of another Person, (g) Ordinary Shares issued in a Qualified Initial Public Offering, and (h) Capital Stock of the Company issued in connection with a strategic partnership or joint venture (other than a Sale Transaction) that has been approved by the Board of Directors and is not a private equity, venture capital or similar financing, ((a)-(h) being referred to collectively as “Exempt Issuances”), if the Company wishes to issue any Capital Stock or Ordinary Share Equivalents (collectively, “New Securities”) to any Person (the “Subject Purchaser”), then the Company shall offer such New Securities first to each of the General Atlantic Shareholders, the Additional Series A Shareholders and the Major Shareholders (each, a “Preemptive Rightholder” and collectively, the “Preemptive Rightholders”) by sending written notice (the “New Issuance Notice”) to the Preemptive Rightholders, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per security of the New Securities (the “Proposed Price”). Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

20

4.2 Preemptive Rights; Exercise.

(a) For a period of twenty (20) days after the giving of the New Issuance Notice pursuant to Section 4.1, each of the Preemptive Rightholders shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice. Each Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (x) the total number of Shares then owned by such Preemptive Rightholder exercising its rights under this Section 4.2 by (y) the total number of Shares owned by all of the Preemptive Rightholders exercising their rights under this Section 4.2 (the “Proportionate Percentage”). If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it or he is entitled to purchase pursuant to the preceding sentence, then each Preemptive Rightholder which elected to purchase New Securities shall have the right to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 4.2(a), the “Excess New Securities”) determined by dividing (x) the total number of Shares then owned by such fully participating Preemptive Rightholder by (y) the total number of Shares then owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities. Any of the General Atlantic Shareholders and any of the Additional Series A Shareholders may assign to any of its Affiliates all or any portion of its rights as a Preemptive Rightholder pursuant to this Section 4.2.

(b) The right of each Preemptive Rightholder to purchase the New Securities under subsection (a) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period referred to in Section 4.2(a) above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 4.2(a). The failure of a Preemptive Rightholder to respond within such 20-day period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 4.2(a), provided that each Preemptive Rightholder may waive its rights under Section 4.2(a) prior to the expiration of such 20-day period by giving written notice to the Company.

4.3 Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 4.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the 45th day after the giving of the New Issuance Notice pursuant to Section 4.1, if the Preemptive Rightholders elect to purchase all of the New Securities under Section 4.2, (b) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 4.4 if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 4.2 or (c) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

21

4.4 Sale to Subject Purchaser. The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Section 4.2 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within ninety (90) days following the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 4.2, and (ii) the expiration of the 20-day period referred to in Section 4.2. If such sale is not consummated within such 90-day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 4. The closing of any issuance and purchase pursuant to this Section 4.4 shall be held at a time and place as the parties to the transaction may agree within such 90 day period.

5. After-Acquired Securities; Agreement to be Bound.

5.1 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Ordinary Share Equivalents now owned or which may be issued or transferred hereafter to a Shareholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Ordinary Share Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Shareholder in any other manner.

5.2 Agreement to be Bound. Subject to Section 5.3, the Company shall not issue any shares of capital stock or any Ordinary Share Equivalents to any Person not a party to this Agreement, other than to directors, officers or employees of the Company pursuant to the Share Option Plan, unless either (a) such Person has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit B-2, or (b) such Person has entered into an agreement with the Company restricting the transfer of its or his Shares in form and substance reasonably satisfactory to the Board of Directors Shareholders. Upon becoming a party to this Agreement, such Person shall be deemed to be, and shall be subject to the same obligations as, an Other Shareholder hereunder. Any issuance of shares of capital stock or any Ordinary Share Equivalents by the Company in violation of this Section 5.2 shall be null and void ab initio.

5.3 Additional Placement and Reorganization. The Company shall not issue (a) Series A Preferred Shares to any Additional Series A Investor or (b) Ordinary Shares to any Subscriber (other than Persons listed on Schedule 5 hereto) pursuant to the Additional Placement and the Reorganization, as the case may be, unless such Additional Series A Investor and Subscriber, as the case may be, has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit B-3. Upon becoming a party to this Agreement, such Additional Series A Investor and Subscriber, as the case may be, shall be deemed to be, and shall be subject to the same obligations as, (x) in the case of an Additional Series A Investor, an Additional Series A Shareholder hereunder and (y) in the case of a Subscriber, a Major Shareholder or Minor Shareholder as set out on Schedule 1 and Schedule 2 hereto. Any issuance of Series A Preferred Shares or Ordinary Shares by the Company in violation of this Section 5.3 shall be null and void ab initio. The Company may not issue any Series A Preferred Shares to an Additional Series A Investor under the Additional Placement at any time after the date forty-five (45) days following the Closing Date.

22

6. Corporate Governance.

6.1 General. At any regular or special meeting of shareholders of the Company (a “Shareholders Meeting”) or in any written consent executed in lieu of such a meeting of shareholders (a “Written Consent”) (a) each Shareholder shall vote its Shares, and each Shareholder and the Company shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Sections 6.3 and 6.6 hereof) and to ensure that the Restated Articles do not, at any time hereafter, conflict in any respect with the provisions of this Agreement; (b) each Shareholder shall vote his or its Shares, upon any matter submitted for action by the Company’s shareholders or with respect to which such Shareholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Agreement and the Restated Articles; and (c) no Shareholder shall vote his or its Shares in favor of any amendment of the Restated Articles which would conflict with, or purport to amend or supersede, any of the provisions of this Agreement (including, without limitation, Sections 6.3 and 6.6 hereof).

6.2 Shareholder Actions. In order to effectuate the provisions of this Agreement, each Shareholder (a) hereby agrees that when any action or vote is required to be taken by such Shareholder pursuant to this Agreement, such Shareholder shall use his or its reasonable best efforts to call, or cause the appropriate officers and directors of the Company to call, a Shareholders Meeting, or to execute or cause to be executed a Written Consent to effectuate such shareholder action, (b) shall use his or its reasonable best efforts to cause the Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors, all the resolutions necessary to effectuate the provisions of this Agreement, and (c) shall use his or its reasonable best efforts to cause the Board of Directors to cause the Secretary of the Company, or if there be no secretary, such other officer of the Company as the Board of Directors may appoint to fulfill the duties of Secretary, not to record any vote or consent contrary to the terms of this Agreement.

6.3 Election of Directors; Number and Composition.

(a) Each Shareholder shall vote its Shares at any Shareholders Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors shall be nine (9).

23

(b) Each Shareholder shall vote its Shares at any Shareholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and take all other actions necessary to ensure the election to the Board of Directors of one (1) individual (the “Series A Director”) designated by the Controlling Series A Shareholder.

(c) The directors initially constituting the Board of Directors shall include (i) Zhonghan Deng, (ii) Xiaodong Yang, (iii) Fan Bao, (iv) Zhaowei Jin, (v) Victor Yang, (vi) Robert Chen, (vii) Theodore Van Duzer, (viii) Donald L. Lucas and (ix) Vince Feng.

(d) In addition, the Company shall, and each Shareholder shall cause the Board of Directors to, have a remuneration committee and an audit committee only, and to cause the audit committee to include, the Series A Director, so long as the Series A Director meets the requirements of law and rules applicable to members of the Company’s audit committee after completion of an IPO. The Company agrees, and each Shareholder agrees to procure, that neither the Company nor the Board of Directors shall delegate any rights or obligations to any committee of the Board of Directors without the prior written consent of the Controlling Series A Shareholder, and the Shareholders shall cause the Board of Directors not to act in contravention of the foregoing.

6.4 Removal and Replacement of Director.

(a) Removal of Directors. If at any time the Controlling Series A Shareholder notifies the other Shareholders of its wish to remove at any time and for any reason (or no reason) a Series A Director, then each Shareholder shall vote all of its Shares so as to remove such Series A Director.

(b) Replacement of Directors.

(i) If at any time, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of a Series A Director designated pursuant to Section 6.3(b)(i) hereof, then the Controlling Series A Shareholder shall designate an individual who shall be elected to fill the vacancy until the next Shareholders Meeting.

(ii) Upon receipt of notice of the designation of a nominee pursuant to Section 6.4(b), each Shareholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the director so designated to fill the vacancy.

24

6.5 Reimbursement of Expenses; D&O Insurance. The Company shall reimburse the Controlling Series A Shareholder, or its respective designees, for all reasonable travel and accommodation expenses incurred by the Series A Director in connection with the performance of his duties as a director of the Company upon presentation of appropriate documentation therefor. The Company shall, and each Shareholder shall use reasonable commercial efforts to cause the Board of Directors to cause the Company to, maintain a directors’ liability insurance policy that is reasonably acceptable to the Board of Directors.

6.6 Actions of the Shareholders and Board of Directors; Extraordinary Actions. Notwithstanding anything to the contrary set forth in this Agreement, without the prior written consent of the Controlling Series A Shareholder, neither the Company, any of the Company’s Subsidiaries, the shareholders of the Company, nor the Board of Directors shall approve, consent to or ratify any of the following actions:

(a) (x) other than the issuance of up to 429,982 Series A Preferred Shares pursuant to the Additional Placement, the creation or issuance of or agreement to create or issue any shares of Capital Stock or Ordinary Share Equivalents of the Company ranking senior to or pari passu with the Series A Preferred Shares, (y) the creation or issuance of or agreement to create or issue any Capital Stock or Subsidiary Equivalents of any of the Company’s Subsidiaries or (z) the redemption of any shares of Capital Stock or Ordinary Share Equivalents of the Company or any shares of Capital Stock or Subsidiary Equivalents of any of the Company’s Subsidiaries, other than the purchase of Ordinary Shares or Ordinary Share Equivalents from former employees of the Company in connection with the cessation of their employment with the Company at a price per share equal to the lower of (A) the then applicable fair market value as determined by the Board of Directors or (B) the cost basis of such Ordinary Shares or Ordinary Share Equivalents initially paid by such employees;

(b) any change to the aggregate number of authorized Preferred Shares or any issuance of Preferred Shares other than the issuance of up to 429,982 Series A Preferred Shares pursuant to the Additional Placement;

(c) any action which adversely affects or harms the interests of the Preferred Shares, whether by amendment, modification or restatement of the Restated Articles or the organizational documents of any of the Company’s Subsidiaries, or by merger, consolidation, business combination or otherwise;

(d) a Sale Transaction or Liquidation;

(e) any declaration, distribution or payment of any dividend or other distribution on any shares of Capital Stock of the Company or any Capital Stock of any of its Subsidiaries;

25

(f) the Company’s or any of its Subsidiaries’ issuance or becoming liable for any indebtedness, on an aggregate basis with respect to the Company and its Subsidiaries, equal to or in excess of US$10 million;

(g) the creation of any Lien on any of the Assets of the Company or any of its Subsidiaries in an aggregate amount in excess of US$1 million;

(h) any transaction between the Company or any of its Subsidiaries, on the one hand, and any Related Party, on the other hand;

(i) any capital expenditures by the Company and its Subsidiaries, on an aggregate basis, in excess of US$2 million annually and any other expenditures by the Company and its Subsidiaries, on an aggregate basis, in excess of US$2 million not included in the annual operating budget of the Company;

(j) any change in the size of the Board of Directors; and

(k) any amendment or modification of this Section 6.6.

6.7 Rights and Obligations of the Shareholders and the Company in Relation to Each Subsidiary. The Company shall cause the board of directors (or similar governing body) of each Subsidiary, to the extent permitted by applicable law, to be the same size as the Board of Directors and, at the election of any Shareholder entitled to designate a director pursuant to Section 6.3(b) or the Restated Articles, to be comprised of director(s) designated by such Shareholder in the same proportion as such Shareholder is represented on the Board of Directors. The right of designation by each Shareholder shall also carry the right to remove or replace the director so nominated, and if a designating Shareholder ceases to be a Shareholder, such Shareholder shall immediately cause the directors on the board of directors of each Subsidiary appointed by such Shareholder to resign or be removed. The Shareholders shall cause their designees to the boards of directors of the Subsidiaries to vote in the manner determined by the Board of Directors and shall cause any director who fails to vote in such manner to be removed.

6.8 Extraordinary Actions and each Subsidiary. The Company covenants and agrees that it shall procure that, and each of the Shareholders covenants and agrees that it will cause the Company to procure that, none of the Subsidiaries or any of their respective officers, directors, employees, agents or representatives takes any action described in Section 6.6 in relation to a Subsidiary, whether by way of shareholder approval, consent, ratification or otherwise, without the prior written consent of the Controlling Series A Shareholder.

6.9 Annual Budget. Not less than thirty (30) days after the commencement of each fiscal year, the Company shall prepare and submit to the Board of Directors for its approval an annual operating budget of the Company for such fiscal year in reasonable detail.

26

6.10 Books and Records. The Company shall, and shall cause its Subsidiaries to, keep proper books of records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

6.11 Discrepancies. Subject to the proviso set forth below, if there is any discrepancy between any provision of this Agreement and any provision of the Restated Articles or the charter documents of any Subsidiary, the provisions of this Agreement shall prevail, and the parties shall procure that the Restated Articles or the charter documents of the relevant Subsidiary, as the case may be, are promptly amended, to the extent permitted by applicable law, in order to conform with this Agreement; provided, however, nothing in this Section 6.11 or this Agreement shall limit, reduce or derogate from, or authorize the limitation, reduction or derogation of the rights of General Atlantic Shareholder set forth in Schedule A to the Restated Articles.

7. Share Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Shareholder shall for as long as this Agreement is effective bear legends substantially in the following forms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UPON DELIVERY OF AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS MADE PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SHAREHOLDERS AGREEMENT, DATED OCTOBER 5, 2004, AMONG THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT.

27

8. Miscellaneous.

8.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a) if to the Company:

15/F Shining Tower

No.35 Xueyuan Road, Haidian District

Beijing 100083

People’s Republic of China

Telecopy: (86-10) 8233-5762

Attention: Gordon Cheng

with a copy to:

Latham & Watkins LLP

41st Floor, One Exchange Square

8 Connaught Place

Central

Hong Kong

Telecopy: (852) 2522-7006

Attention: David Zhang, Esq.

(b) if to any of the General Atlantic Shareholders:

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, CT 06830

Telecopy: (203) 622-8818

Attention: Matthew Nimetz

                Thomas Murphy

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

1285 Avenue of the Americas

New York, NY 10019-6064

Telecopy: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

(c) if to any other Shareholder, at its address as it appears on the record books of the Company.

28

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 8.1 designate another address or Person for receipt of notices hereunder.

8.2 Publicity; Confidentiality. Except as may be required by applicable Requirement of Law, none of the parties shall issue a press release or public announcement or otherwise make any public disclosure concerning this Agreement without prior approval by (i) the Company and (ii) the General Atlantic Shareholders; provided, however, that nothing in this Agreement shall restrict any party from disclosing information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such party will use reasonable efforts to notify the other parties in advance of such disclosure so as to permit the other parties to seek a protective order or otherwise contest such disclosure, and such party will use reasonable efforts to cooperate, at the expense of the party, with the other parties in pursuing any such protective order, (c) to the extent that such party reasonably believes it appropriate in order to comply with any Requirement of Law, (d) to such party’s officers, directors, shareholders, investors, advisors, employees, members, partners, controlling persons, auditors or counsel as may be reasonably required or (e) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to any Requirement of Law; and provided further, that GAP LLC may disclose on its worldwide web page, www.gapartners.com, the name of the Company and its Subsidiaries, the name of the Chief Executive Officer of the Company and its Subsidiaries, a brief description of the business of the Company and its Subsidiaries, the Company’s and the Subsidiaries’ logo and the aggregate amount of the General Atlantic Shareholders’ investment in the Company. Nothing in this Agreement shall restrict the Company from making disclosure concerning this Agreement in its filings under the Securities Act.

8.3 Successors and Assigns; Third Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement. No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

29

8.4 Amendment and Waiver.

(a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the Company, (ii) the General Atlantic Shareholders, (iii) the Additional Series A Shareholders (if any) and (iv) if the proposed amendment, supplement, modification or waiver would materially adversely effect the Major Shareholders in a manner different than the Other Shareholders, the Major Shareholders holding a majority of Shares owned by all Major Shareholders. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Shareholders. Notwithstanding the first sentence of this Section 8.4(b), the Company, without the consent of any other party hereto (other than the General Atlantic Shareholders), may amend this Agreement to add any Subsequent General Atlantic Purchaser as a party to the Agreement as a General Atlantic Shareholder.

8.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

8.6 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

8.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.8 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

30

8.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9.

8.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

8.11 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

8.12 Entire Agreement. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter.

8.13 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate upon the earliest of (a) the IPO Effectiveness Date, (b) a Liquidation, (c) the consummation of a Sale Transaction and (d) the tenth anniversary of the date hereof.

31

8.14 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

32

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Shareholders Agreement on the date first written above.

VIMICRO INTERNATIONAL CORPORATION

By:	/s/
Name:	Zhonghan Deng
Title:	Chief Executive Officer and Director

Signature Page to Shareholders Agreement

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.

By:	GAP (BERMUDA) LIMITED,
its General Partner

By:	/s/
Name:	Matthew Nimetz
Title:	Vice President

GAP-W INTERNATIONAL, LLC

By:	/s/
Name:	Matthew Nimetz
Title:	Vice President

GAP COINVESTMENTS III, LLC

By:	/s/
Name:	Matthew Nimetz
Title:	Managing Member

GAP COINVESTMENTS IV, LLC

By:	/s/
Name:	Matthew Nimetz
Title:	Managing Member

GAPSTAR, LLC

By:	GENERAL ATLANTIC PARTNERS, LLC,
its Sole Member

By:	/s/
Name:	Matthew Nimetz
Title:	Managing Member

Signature Page to Shareholders Agreement

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH,
its General Partner

By:	/s/
Name:	Matthew Nimetz
Title:	Managing Director

Signature Page to Shareholders Agreement

MAJOR SHAREHOLDERS:

VIMICRO BEIJING CORPORATION

By:	/s/
Name:
Title:

Signature Page to Shareholders Agreement

VIMICRO TIANJIN CORPORATION

By:	/s/
Name:
Title:

Signature Page to Shareholders Agreement

POWER PACIFIC (MAURITIUS) LIMITED

By:	/s/
Name:
Title:

Signature Page to Shareholders Agreement

INFOTECH VENTURES CAYMAN COMPANY LIMITED

By:	/s/
Name:	Ting Ru Liu
Title:	Director

Signature Page to Shareholders Agreement

MINOR SHAREHOLDERS

DI-HWA TIEN

/s/

Signature Page to Shareholders Agreement

LAP LEE

/s/

Signature Page to Shareholders Agreement

PALIO MANAGEMENT GROUP CO., LTD.

By:	/s/
Name:	Kar Lun Tang
Title:	Director

Signature Page to Shareholders Agreement

PING KEUNG KO

/s/

Signature Page to Shareholders Agreement

HSIA REVOCABLE TRUST OF VICTOR HSIA AND VIRGINIA HSIA

By:	/s/
Name:	Victor Hsia
Title:	Trustee

Signature Page to Shareholders Agreement

GREAT VENTURE INTERNATIONAL LIMITED

By:	/s/
Name:	Ridong Tang
Title:	Director

Signature Page to Shareholders Agreement

EAGLE HONEST DEVELOPMENTS LIMITED

By:	/s/	/s/
Name:	Wang Gianzhi	Cong Wei
Title:	Director	Director

For and on behalf of

EAGLE HONEST DEVELOPMENTS LIMITED

/s/
Authorized Signature(s)

Signature Page to Shareholders Agreement

HENRY NEW ENTERPRISE CO., LIMITED

By:	/s/
Name:
Title:	Director

Signature Page to Shareholders Agreement

HANGZHOUVISION TECHNOLOGY LIMITED

By:	/s/
Name:
Title:

Signature Page to Shareholders Agreement

SPRING RIVER INVESTMENT INC.

By:	/s/
Name:
Title:	Chairman

Signature Page to Shareholders Agreement

DAYUE INTERNATIONAL COMPANY LIMITED

By:	/s/
Name:
Title:

Signature Page to Shareholders Agreement

CENTURY GLORY HOLDINGS LIMITED

By:	/s/
Name:
Title:

Signature Page to Shareholders Agreement

HUANA INVESTMENT INC.

By:	/s/
Name:
Title:

Signature Page to Shareholders Agreement

XIANG YU

/s/

Signature Page to Shareholders Agreement

SOUTH LIGHT HOLDINGS LIMITED

For and on behalf of

South Light Holdings Limited

/s/
Authorized Signature(s)

By:
Name:	Zhang Xia Wei
Title:	Director

Signature Page to Shareholders Agreement

VIMICRO SHANGHAI CORPORATION

By:	/s/
Name:	Hui (Tom) Zhang
Title:	Director

Signature Page to Shareholders Agreement

VIMICRO SHENZHEN CORPORATION

By:	/s/
Name:
Title:

Signature Page to Shareholders Agreement

GARTNER TECHNOLOGY LTD.

By:	/s/
Name:	Wanda Chang
Title:	Authorized Signatory

Signature Page to Shareholders Agreement

FUJITSU MICROELECTRONICS ASIA PTE LTD

By:	/s/
Name:	Satoru Igarashi
Title:	President

Signature Page to Shareholders Agreement

CAPITAL GROUP RESOURCES LTD

For and on behalf of

CAPITAL GROUP RESOURCES LIMITED

/s/
Authorized Signature(s)

By:
Name:	Jacqui Tan Wee Joo
Title:	Director

Signature Page to Shareholders Agreement

LI DONG

/s/

Signature Page to Shareholders Agreement

SURE TECH INVESTMENT LTD

By:	/s/
Name:	James Dong
Title:	Chairman & CEO

Signature Page to Shareholders Agreement

A&E INVESTMENT LLC.

By:	/s/
Name:	Lip-Bu Tan
Title:	Sole Manager

Signature Page to Shareholders Agreement

DONALD L. LUCAS TTEE, DONALD L. LUCAS &
LYGIA S. LUCAS TRUST DTD 12-3-84

By:	/s/
Name:	Donald L. Lucas
Title:	Trustee

Signature Page to Shareholders Agreement

TAK HING DAVID CHAN

/s/

Signature Page to Shareholders Agreement

HUI YIN

/s/

Signature Page to Shareholders Agreement

TIEMIN ZHAO

/s/

Signature Page to Shareholders Agreement

JUNIEN LABROUSSE

/s/

Signature Page to Shareholders Agreement

STEPHEN E. STONEFIELD

/s/

Signature Page to Shareholders Agreement

Schedule 1

Major Investors

1.	Vimicro Beijing Corporation

2.	Vimicro Tianjin Corporation

3.	Power Pacific (Mauritius) Limited

4.	Infotech Ventures Cayman Company Limited

Schedule 2

Minor Shareholders

1.	Di-Hwa Tien

2.	Lap Lee

3.	Palio Management Group Co., Ltd.

4.	Ping Keung Ko

5.	Hsia Revocable Trust of Victor Hsia and Virginia Hsia

6.	Great Venture International Limited

7.	Eagle Honest Developments Limited

8.	Henry New Enterprise Co., Limited

9.	Hangzhouvision Technology Limited

10.	Spring River Investment Inc.

11.	Dayue International Company Limited

12.	Century Glory Holdings Limited

13.	Huana Investment Inc.

14.	Xiang Yu

15.	South Light Holdings Limited

16.	Vimicro Shanghai Corporation

17.	Vimicro Shenzhen Corporation

Schedule 3

Other Series A Investors

1.	Gartner Technology Ltd.

2.	Fujitsu Microelectronics Asia Pte Ltd

3.	Capital Group Resources Ltd.

4.	Li Dong

5.	Sure Tech Investment Ltd

6.	A&E Investment LLC

7.	Donald L. Lucas TTEE, Donald L. Lucas & Lygia S. Lucas Trust DTD 12-3-84

8.	Tak Hing David Chan

9.	Hui Yin

10.	Tiemin Zhao

11.	Junien Labrousse

12.	Stephen E. Stonefield

Schedule 4

Additional Series A Investors

Schedule 5

Shareholders Not a Party To Shareholders Agreement

1.	Printout Technology Limited

2.	Pioneer Leader Trading Limited

3.	Xiyou Holdings Limited

4.	Oriental Yihui Technology Limited

Exhibit A

Restated Articles (including the Certificate of Designations)

INTENTIONALLY OMITTED

Exhibit B-11

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from                      (“Transferor”) certain shares or certain options, warrants or other rights to purchase              Ordinary Shares, par value US$0.0001 per share (the “Shares”), of Vimicro International Corporation, a company organized and existing under the laws of the Cayman Islands (the “Company”);

The Shares are subject to the Shareholders Agreement, dated [                    ], 2004 (the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as [a “General Atlantic Shareholder”] [an “Existing Shareholder”] [an “Other Shareholder”] (as therein defined).

This      day of                     , 20    .

[1]	For transfers of previously issued stock.

Exhibit B-21

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from Vimicro International Corporation, a company organized and existing under the laws of the Cayman Islands (the “Company”),              Ordinary Shares, par value US$0.0001 per share, or certain newly issued options, warrants or other rights to purchase             Ordinary Shares (the “Shares”), of the Company;

The Shares are subject to the Shareholders Agreement, dated [                    ], 2004 (the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Pursuant to the terms of the Agreement, the Company is prohibited from issuing the Shares unless and until the same are first offered to the Preemptive Rightholders (as defined in the Agreement) in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned wishes to receive such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Company to issue such Shares, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as an “Other Shareholder” (as therein defined).

This      day of                     , 20    .

[1]	For newly issued stock.

Exhibit B-3

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from Vimicro International Corporation, a company organized and existing under the laws of the Cayman Islands (the “Company”), [                     Series A Preferred Shares] [             Ordinary Shares], par value US$0.0001 per share, (the “Shares”), of the Company;

The Shares are subject to the Shareholders Agreement, dated [                    ], 2004 (the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms; and

The undersigned wishes to receive such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Company to issue such Shares, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as an [“Additional Series A Shareholder”]1 [“Major Shareholder”] [“Minor Shareholder”]2 (as therein defined).

This      day of                     , 2004.

[1]	For Series A Preferred Shares to be issued under the Additional Placement.
[2]	For Ordinary Shares to be issued under the Reorganization.